CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report dated August 24, 1999, included in this Form 10-K, into the Company's previously filed S-8 Registration Statement File No. 333-80661.



/s/ Hafer & Gilmer

Hafer & Gilmer
Riviera Beach


September 14, 1999